UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2010

PepsiCo, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-253-2000

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2010, the Board of Directors of PepsiCo, Inc. ("PepsiCo") approved amendments to the By-Laws of PepsiCo (the "Amendments"), effective, February 5, 2010. Section 2.2 of the By-Laws concerning annual meetings was amended to clarify and expand the procedures and required disclosure applicable to shareholders seeking to present items of business at the annul meeting. Section 2.4 of the By-Laws concerning special meetings of shareholders was amended to: (i) reduce the ownership threshold required for shareholders to request a special meeting from a majority to twenty percent (20%) of outstanding shares of common stock of PepsiCo; (ii) clarify and expand the procedures and required disclosure applicable to shareholders making the special meeting request; (iii) provide guidance applicable to requests for substantially the same purpose or purposes and substantially the same matters proposed to be acted on at the meeting; (iv) state the revocation procedures applicable to special meeting requests; and (v) expand the circumstances under which it would not be appropriate to call a special meeting, including when the same or similar business was recently addressed or will soon be addressed at another shareholder meeting, or the special meeting is requested too close in time to the calling of the annual shareholder meeting.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the By-Laws, as amended, that are attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

3.2 By-Laws of PepsiCo, Inc., as amended, effective as of February 5, 2010

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

February 5, 2010	By:	/s/ Thomas H. Tamoney, Jr.

Name: Thomas H. Tamoney, Jr.
Title: Senior Vice President, Deputy General Counsel and Assistant Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

3.2	By-Laws of PepsiCo, Inc., as amended, effective February 5, 2010